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                                                                    EXHIBIT 99.1

              TENNECO SHAREOWNERS APPROVE REVERSE STOCK SPLIT AND
                   DECLASSIFIED BOARD FOR TENNECO AUTOMOTIVE

     GREENWICH, Conn., Oct. 25, 1999 -- Tenneco Inc. (NYSE: TEN) said today that the company's shareowners have approved proposals providing for the annual election of directors of the continuing Tenneco entity, Tenneco Automotive, after the spin-off of Tenneco Packaging, and to effect upon the spin-off a one-for-five reverse stock split of the automotive company's common stock.

     The first of two proposed amendments, which eliminates over a three-year period the current classification of the company's board of directors, was approved by the majority of the company's shareowners entitled to vote on the matter. It will phase out the current division of the board of directors into three classes, with one class elected each year for a three-year term, and provide instead for the annual election of directors commencing with the class of directors standing for election at the next annual meeting of shareowners.

     The second amendment, the reverse stock split, which will not change a shareowner's proportionate equity interest in the company except from the disposition of any fractional shares, also was approved by the majority of the company's shareowners entitled to vote on the matter. The reverse stock split also will only take effect when the spin-off is completed.

     The planned tax-free spin-off of Tenneco Packaging to shareowners and the separation of Tenneco Automotive and Tenneco Packaging is scheduled for Nov. 4.

     As the planned spin-off and separation of the two companies proceeds, the company anticipates several further key events occurring. Trading in Tenneco Packaging and Tenneco Automotive (to give effect to the reverse stock split) is expected to begin on the New York Stock Exchange on a "when issued" basis Oct.
27. Completion of the tender offers and exchange offers in order to realign Tenneco's debt is expected to occur Nov. 3. The tax-free spin-off of Tenneco Packaging to shareowners of record Oct. 29 is expected to occur after close of business Thursday, Nov. 4, and the two separate businesses are expected to begin regular trading as stand-alone companies Friday, Nov. 5.

     Tenneco is a $6 billion manufacturing company headquartered in Greenwich, Conn., with 38,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(TM) mufflers and DynoMax(TM) performance exhaust products, and Monroe(R) Clevite(TM) vibration control components. Tenneco Packaging is among the world's leading and most diversified packaging companies. Among its products are Hefty(R) trash bags, Hefty OneZip(R) and Baggies(R) food storage bags, E-Z Foil(R) single-use aluminum cookware and Hexacomb(R) paper honeycomb products.

     Several statements in this press release are forward looking and are identified by the use of forward-looking words and phrases, such as "providing for," "to effect," "proposed," "will not," "planned," "will only take effect," "when," "is completed," "will," "expected," "could," and "anticipates." These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because forward looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) change in capital availability or costs; (iv) results of analysis regarding plans and strategic alternatives; (v) changes in consumer demand and prices, including decreases in demand for the Company's products and the resulting negative impact on its revenues and margins from such products;
(vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions;
(viii) material substitutions and increases in the costs of raw materials; (ix) the ability of the Company and its subsidiaries to integrate
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operations of acquired businesses quickly and in a cost-effective manner; (x)
new technologies; (xi) the ability of the Company, its subsidiaries and those with whom they conduct business to timely resolve the Year 2000 issue (relating to potential equipment and computer failures by or at the change of the century), unanticipated costs of, problems with, or delays in resolving the Year 2000 issue, and the costs and impacts if the Year 2000 issue is not timely resolved; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Media Contact:                Neil Geary (203) 863-1073
Investor Relations Contact:   Stan March (203) 863-1117